Exhibit 23.3

July 22, 2020

Dynagas LNG Partners LP
Poseidonos Avenue and Foivis 2 Street
16674, Athens Greece

Gentlemen:

Reference is made to the Form F-3 registration statement, including any amendments or supplements thereto (the “Registration Statement”) relating to the public offering of up to an aggregate of $750,000,000 of securities of Dynagas LNG Partners LP, including common units, other classes of units representing limited partner interests, warrants and debt securities, including guarantees. We hereby consent to all references to our name in the Registration Statement (including any information or document incorporated by reference to the Registration Statement) and to the use of the statistical information supplied by us set forth in the sections of the Registration Statement (including any information or document incorporated by reference to the Registration Statement from the Company's annual report on Form 20-F for the year ended December 31, 2019).We further advise the Partnership that our role has been limited to the provision of such statistical data supplied by us. With respect to such statistical data, we advise you that:

(1) we have accurately described the LNG shipping industry, subject to the availability and reliability of the data supporting the statistical and graphical information presented; and

(2) our methodologies for collecting information and data may differ from those of other sources and does not reflect all or even necessarily a comprehensive set of the actual transactions occurring in the LNG shipping industry.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and to the reference to our firm in the section of the Registration Statement entitled "Experts."

Yours faithfully,

/s/ Nigel Gardiner

Nigel Gardiner
Group Managing Director
Drewry Shipping Consultants Ltd.

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